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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: SEPTEMBER 23, 1998
                        (DATE OF EARLIEST EVENT REPORTED)

                              SHOP VAC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      333-16453                       NEW JERSEY                  13-5609081
(COMMISSION FILE NUMBER)   (STATE OR OTHER JURISDICTION OF    (I.R.S. EMPLOYER
                            INCORPORATION OR ORGANIZATION)   IDENTIFICATION NO.)

                     2323 REACH ROAD, WILLIAMSPORT, PA 17701
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (717) 326-0502
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On September 23, 1998, Jonathan Miller and his immediate family purchased 244 shares of Class A voting common stock and 9,171 shares of Class B nonvoting common stock of Shop Vac Corporation from Matthew Miller and trusts benefitting Matthew's children. Prior to the transaction the common stock of the Registrant was beneficially owned 50% by Jonathan Miller and his immediate family and 50% by Matthew Miller and his immediate family. Jonathan Miller and Matthew Miller are brothers.

         The purchase price of the common stock was $957,587 which was paid by the transfer of personal assets held by Jonathan Miller and his family.

         Jonathan Miller and his immediate family now beneficially own directly or indirectly approximately 53.8% of the voting common stock of Shop Vac Corporation.

         In connection with the transaction Jonathan Miller and his wife, Janine Miller, also purchased two options to purchase, in aggregate, 1,381 shares of Class A voting common stock and 153,329 shares of Class B nonvoting common stock of Shop Vac Corporation from Matthew Miller.

         One of the option agreements is assignable to Shop Vac Corporation. This option covers 1,381 shares of Class A voting common stock and 138,125 shares of Class B nonvoting common stock and expires on March 1, 2004.

         All of the Class A voting and Class B nonvoting common stock of Shop Vac Corporation continues to be subject to a first priority pledge securing the Company's 10 5/8% Senior Secured Notes.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SHOP VAC CORPORATION



                                            By     /s/ David A. Grill
                                              -----------------------------
                                                     David A. Grill
                                                   Vice President and
                                                 Chief Financial Officer

Date:        October 7, 1998

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